EXHIBIT 4(c)

                     THE COLONEL'S INTERNATIONAL, INC.

                       1995 LONG-TERM INCENTIVE PLAN















































                               EXHIBIT 4(c)

                     THE COLONEL'S INTERNATIONAL, INC.

                       1995 LONG-TERM INCENTIVE PLAN


                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Colonel's International, Inc., hereby establishes the 1995 LONG-TERM INCENTIVE PLAN (the "Plan") for its corporate, divisional, and Subsidiary directors, officers, and other key employees. The Plan permits the grant and award of Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Awards, and Tax Benefit Rights.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide directors, officers, and key management employees of the Company, its divisions, and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of directors, officers, and key employees with the interests of the Company's stockholders through the opportunity for increased stock ownership, and to attract and retain officers and key employees of exceptional ability. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.


                                 SECTION 2

                                DEFINITIONS

          The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2  "Board" means the Board of Directors of the Company.

     2.3 "Change in Control" means (a) the sale, lease, exchange, or other transfer of substantially all of the Company's assets (in one transaction or in a series of related transactions) to, or the merger or consolidation of the Company with, a corporation that is not controlled by the Company; or (b) a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A


                        1
          promulgated under the Act; PROVIDED THAT, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Act), other than a Subsidiary or any employee benefit plan of the Company or a Subsidiary or any entity holding Common Stock pursuant to the terms of any such employee benefit plan, is or becomes the beneficial owner (as defined in Rule 13(d)-3 under the Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

     2.4  "Code" means the Internal Revenue Code of 1986, as amended.

     2.5 "Committee" means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board, and all of its members shall be "disinterested persons" as defined in Rule 16b-3 under the Act.

     2.6 "Common Stock" means the Common Stock of the Company, par value $0.01 per share.

     2.7 "The Company" means The Colonel's International, Inc., a Michigan corporation, and its successors and assigns.

     2.8 "Incentive Award" means the award or grant of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Award, or Tax Benefit Right to a Participant pursuant to the Plan.

     2.9 "Market Value" of any security on any given date means: (a) if the security is listed for trading on one or more national securities exchanges (including the The NASDAQ Stock Market), the last reported sales price on the principal such exchange on the date in question, or if such security shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange (including the NASDAQ Stock Market) but is traded in the over-the-counter market, the mean of highest and lowest bid prices for such security on the date in question, or if there are no such bid prices on the first day prior thereto on which such prices


                        2
          existed; or (c) if neither (a) nor (b) is applicable, the value as determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     2.10 "Participant" means a corporate director or officer, divisional officer, or other key employee of the Company, its divisions, or its Subsidiaries who the Committee determines is eligible to participate in the Plan and who is designated to be granted an Incentive Award under the Plan.

     2.11 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

     2.12 "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 6 of the Plan.

     2.13 "Retirement" means the voluntary termination of all employment and service as a director with the Company by a Participant after the Participant has attained 60 years of age, or age 55 with at least five years of service, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.

     2.14 "Stock Appreciation Right" means a right granted in connection with a Stock Option pursuant to Section 8 of the Plan.

     2.15 "Stock Award" means an award of Common Stock awarded to a Participant pursuant to Section 7 of the Plan.

     2.16 "Stock Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option, and the option shall be interpreted in accordance with such intention as stated in the applicable Stock Option Agreement.

     2.17 "Subsidiary" means any corporation or other entity of which fifty percent (50%) or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

     2.18 "Tax Benefit Right" means any right granted to a Participant pursuant to Section 9 of the Plan.

                        3

                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall have full power and authority to interpret the provisions of the Plan, and shall have full power and authority to supervise the administration of the Plan. All determinations, interpretations, and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall not be paid any additional fees for their services.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the employees who shall be selected as Participants; (b) the nature and extent of the Incentive Awards to be made to each employee (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable, and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted to employees; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.

     3.3 AMENDMENTS OR MODIFICATIONS OF AWARDS. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award granted to an employee Participant in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; (b) extend the term of an Incentive Award; (c) accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; or (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards. Modification of options granted to nonemployee directors may be made only as necessary or desirable to comply with securities or income tax law. No such amendment or modification shall become effective without consent of the Participant except to the extent that such amendment operates solely to the benefit of the Participant.




                        4
     3.4 INDEMNIFICATION OF COMMITTEE MEMBERS. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

     3.5 INCENTIVE AWARDS FOR NONEMPLOYEE DIRECTORS. Directors who are not also employees shall receive nondiscretionary Stock Options awarded automatically under the terms of subsection 5.5, and shall not receive other Incentive Awards.


                                 SECTION 4

                        SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Subject to adjustment as provided in subsection 4.2 of the Plan, a maximum of 3,000,000 shares of Common Stock shall be available for Incentive Awards under the Plan. Such shares shall be authorized and may be either unissued or treasury shares.

     4.2 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares, or any other change in the corporate structure or shares of the Company, the number and kind of securities subject to and reserved under the Plan, together with applicable exercise prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Awards, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is cancelled, surrendered, modified, exchanged for a substitute Incentive Award, or expires or terminates during the term of the Plan but prior to the exercise or vesting of the Incentive Award in full, the shares subject to but not delivered under such Incentive Award shall be available for other Incentive Awards.


                                 SECTION 5

                               STOCK OPTIONS

     5.1 GRANT. A Participant may be granted one or more Stock Options under the Plan. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock


                        5
Options granted under the Plan. The Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

     5.2 STOCK OPTION AGREEMENTS. Stock Options shall be evidenced by Stock Option agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Stock Options shall be subject to the terms and conditions set forth in this Section 5.

     5.3 STOCK OPTION PRICE. The per share Stock Option price shall be determined by the Committee, but shall be a price that is equal to or higher than the par value of the Company's Common Stock; PROVIDED, HOWEVER, that the per share Stock Option price for any shares designated as incentive stock options shall be equal to or greater than one hundred percent (100%) of the Market Value on the date of grant.

     5.4 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration substantially equivalent to cash. The time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option, but such amendment shall not reduce the Stock Option price. The Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a promissory note or installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.5  STOCK OPTIONS GRANTED TO NONEMPLOYEE DIRECTORS.

          (a) AUTOMATIC GRANTS. Options shall be granted to nonemployee Directors on March 1 and September 1 of each year, and no discretionary options shall be granted to such Directors under the Plan. The number of shares subject to options granted on September 1, 1995, shall be 500 shares. The number of shares to be subject to options granted on each succeeding option date during the term of the Plan thereafter shall be 105% of the previous period's grant, with the result rounded up or down to the nearest 5 share increment. This provision for automatic grants shall be effective when there are insufficient shares available for such automatic grants under prior Company stock option plans.

          (b) PRICE AND TERMS. The price shall be 100% of the Market Value as of the date of the grant and may be paid in cash or shares of Common Stock. The term shall be ten years.

                        6
          (c) NEW DIRECTORS. Any new nonemployee Director elected or appointed other than on a grant date shall receive, as of the date of his or her election or appointment, an option for the number of shares granted to a nonemployee Director as of the previous grant date. The option price for such new Director shall be the higher of the market value as of the date of grant or the market value as of the prior grant date.

     5.6 LIMITS ON EXERCISABILITY. Stock Options shall be exercisable for such periods as may be fixed by the Committee, not to exceed 10 years from the date of grant. At the time of the exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant's service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions. No Stock Option issued to directors and employees subject to
Section 16 of the Act shall be exercisable during the first six months of its term.

     5.7  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the Stock Option agreement or grant provide otherwise:
     (i) no Stock Options granted under the Plan may be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated except by will or the laws of descent and distribution; and (ii) all Stock Options granted to a Participant shall be exercisable during the Participant's lifetime only by such Participant, his guardian, or legal representative.

          (b) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     5.8  TERMINATION OF EMPLOYMENT OR DIRECTORSHIP.

          (a) GENERAL. If a Participant ceases to be employed by or a director of the Company or one of its Subsidiaries for any reason other than the Participant's death, disability, Retirement, or termination for cause, the Participant may exercise his Stock Options only for a period of three months after such termination of employment or director status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination, unless the Committee otherwise consents or the terms of the Stock Option agreement or


                        7
     grant provide otherwise. For purposes of the Plan, the following shall not be deemed a termination of employment or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as a director.

          (b) DEATH. If a Participant dies either while an employee or director of the Company or one of its Subsidiaries or after the termination of employment other than for cause but during the time when the Participant could have exercised a Stock Option under the Plan, the Stock Option issued to such Participant shall be exercisable by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant's death, but only to the extent that the Participant was entitled to exercise the Stock Option on the date of death or termination of employment or directorship, whichever first occurred, unless the Committee otherwise consents or the terms of the Stock Option agreement or grant provide otherwise.

          (c) DISABILITY. If a Participant ceases to be an employee or director of the Company or one of its Subsidiaries due to the Participant's disability, the Participant may exercise a Stock Option for a period of one year following such termination of employment or directorship, but only to the extent that the Participant was entitled to exercise the Stock Option on the date of such event, unless the Committee otherwise consents or the terms of the Stock Option agreement or grant provide otherwise.

          (d) PARTICIPANT RETIREMENT. If a Participant Retires as an employee or director of the Company or one of its Subsidiaries, any Stock Option granted under the Plan may be exercised during the remaining term of the Stock Option, unless the terms of the Stock Option agreement or grant provide otherwise.

          (e) TERMINATION FOR CAUSE. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Option previously granted.







                        8
                                 SECTION 6

                             RESTRICTED STOCK

     6.1 GRANT. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, consistent with the provisions of the Plan, to the vesting of Restricted Stock as it deems appropriate. No more than one-half of the total shares available for Incentive Awards under the Plan shall be awarded in the form of Restricted Stock. Forfeited Restricted Stock shall again become available for awards of Restricted Stock.

     6.2 RESTRICTED STOCK AGREEMENTS. Awards of Restricted Stock shall be evidenced by Restricted Stock agreements containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Unless a Restricted Stock agreement provides otherwise, Restricted Stock Awards shall be subject to the terms and conditions set forth in this Section 6.

     6.3  TERMINATION OF EMPLOYMENT OR OFFICER STATUS.

          (a) GENERAL. In the event of termination of employment during the Restricted Period for any reason other than death, disability, Retirement, or termination for cause, then any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company; PROVIDED, HOWEVER, that in the event of a voluntary or involuntary termination of the employment of a Participant by the Company, the Committee may, in its sole discretion, waive the automatic forfeiture of any or all such shares of Restricted Stock and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate. For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee's right to reemployment is guaranteed either by statute or contract; and (iv) a termination of employment with continued service as a director.

          (b) DEATH, RETIREMENT, OR DISABILITY. Unless the Committee otherwise consents or unless the terms of the Restricted Stock agreement or grant provide otherwise, in the event a Participant terminates his or her employment with the Company because of


9
     death, disability, or Retirement during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall terminate automatically with respect to that number of shares (rounded to the nearest whole number) equal to the total number of shares of Restricted Stock granted to such Participant multiplied by the number of full months that have elapsed since the date of grant divided by the maximum number of full months of the Restricted Period. All remaining shares shall be forfeited and returned to the Company; PROVIDED, HOWEVER, that the Committee may, in its sole discretion, waive the restrictions remaining on any or all such remaining shares of Restricted Stock either before or after the death, disability, or Retirement of the Participant.

          (c) TERMINATION FOR CAUSE. If a Participant's employment is terminated for cause, the Participant shall have no further right to exercise or receive any Restricted Stock, and all Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company.


     6.4  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Restricted Stock agreement or grant provide otherwise: (i) shares of Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant, his or her guardian, or legal representative.

          (b) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     6.5 LEGENDING OF RESTRICTED STOCK. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

          The shares represented by this certificate were issued subject to certain restrictions under The Colonel's
     International, Inc. 1995 LONG-TERM INCENTIVE PLAN (the "Plan"). A copy of the Plan is on file in the office of the Secretary of


                       10
     the Company. This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, and that provides for forfeiture upon certain events.

     6.6 REPRESENTATIONS AND WARRANTIES. A Participant who is awarded Restricted Stock shall represent and warrant that the Participant is acquiring the Restricted Stock for the Participant's own account and investment and without any intention to resell or redistribute the Restricted Stock. The Participant shall agree not to resell or distribute such Restricted Stock after the Restricted Period except upon such conditions as the Company may reasonably specify to ensure compliance with federal and state securities laws.

     6.7 RIGHTS AS A STOCKHOLDER. A Participant shall have all voting, dividend, liquidation, and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; PROVIDED, HOWEVER, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to subsections 6.1 and 6.4 of the Plan. Unless the Committee otherwise determines or unless the terms of the Restricted Stock agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions as the shares to which such dividends or distributions relate.


                                 SECTION 7

                               STOCK AWARDS

     7.1  GRANT.    A Participant may be granted one or more Stock Awards
under the Plan in lieu of, or as payment for, the rights of a Participant under any other compensation plan, policy, or program of the Company or its Subsidiaries. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.

     7.2 RIGHTS AS A STOCKHOLDER. A Participant shall have all voting, dividend, liquidation, and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 7 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Awards; PROVIDED, HOWEVER, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it deems appropriate.





                       11
                                 SECTION 8

                         STOCK APPRECIATION RIGHTS

     8.1 GRANT. The Committee may grant Stock Appreciation Rights to individuals granted related options under the Plan.

     8.2 RESTRICTIONS. A Stock Appreciation Right may be granted simultaneously with or subsequent to the option to which the right is related, but each Stock Appreciation Right must relate to a particular option. In exchange for the surrender in whole or in part of the right to exercise the related option to purchase shares of Common Stock, the exercise of a Stock Appreciation Right shall entitle a Plan participant to an amount equal to the appreciation in value of the shares covered by the related option surrendered. Such appreciation in value shall be equal to the excess of the market value of such shares at the time of the exercise of the Stock Appreciation Right over the option price of such shares. Stock Appreciation Rights may be exercised only when the related option could be exercised and only when the market price of the stock subject to the option exceeds the exercise price of the option. Neither a Stock Appreciation Right nor any related stock option issued to officers and directors subject to Section 16 of the Securities and Exchange Act of 1934 shall be exercisable during the first six months of the terms of the respective right or option.

     8.3 PAYMENT. Upon the exercise of a Stock Appreciation Right, payment by the Company may be made in cash, in shares of Common Stock, or partly in cash and partly in shares of Common Stock. The Committee shall have sole discretion to determine the form of payment made upon the exercise of a Stock Appreciation Right. If payment is made in shares of Common Stock, such shares shall be valued at their market value as of the date of surrender of the right to exercise the option. When an appreciation right is exercised pursuant to an option, the shares subject to the underlying option shall no longer be available for grant of Incentive Awards under the Plan.


                                 SECTION 9

                            TAX BENEFIT RIGHTS

     9.1 GRANT. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Stock Options and provide certain tax benefits to the Company. A Tax Benefit Right entitles a Participant to receive from the Company or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a nonqualified stock option, or the disqualifying disposition



                       12
of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus the applicable state and local tax imposed on the exercise of the Stock Option or the disqualifying disposition.

     9.2 RESTRICTIONS. A Tax Benefit Right may be granted only with respect to a stock option issued and outstanding or to be issued under the Plan or any other plan of the Company or its Subsidiaries that has been approved by the shareholders as of the date of the Plan and may be granted concurrently with or after the grant of the stock option. Such rights with respect to outstanding stock options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price, or otherwise impair the Participant's existing stock options. A stock option to which a Tax Benefit Right has been attached shall not be exercisable by a director, officer or employee subject to Section 16 of the Act for a period of six months from the date of the grant of the Tax Benefit Right.

     9.3 TERMS AND CONDITIONS. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to stock options under the Plan or any other plan of the Company. The Committee may amend, cancel, limit the term of, or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related stock option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the stock option price, unless otherwise provided by the Committee.


                                SECTION 10

                             CHANGE IN CONTROL

     10.1 ACCELERATION OF VESTING. If a Change in Control of the Company shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board (a) all outstanding Stock Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and nonforfeitable.

     10.2 CASH PAYMENT FOR STOCK OPTIONS. If a Change in Control of the Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to some or all of the shares of Common Stock subject to such


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Stock Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the greater of the excess of (a) the highest sales price of the shares on the NASDAQ Market System (or other public exchange upon which the Company's stock is then traded) on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Stock Options.

     10.3 LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in subsection 10.1 or 10.2 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in subsection 10.1 or the payment of cash in exchange for all or part of a Stock Option as provided in subsection 10.2 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments that such Participant has the right to receive from the Company or any corporation that is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to subsection 10.1 or 10.2 shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.


                                SECTION 11

                            GENERAL PROVISIONS

     11.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan, and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

     11.2 WITHHOLDING.  The Company or a Subsidiary shall be entitled to
(a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise, or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the



                       14
amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate to comply with Rule 16b-3 under the Act.

     11.3 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules, and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     11.4 LIMIT ON PLAN AWARDS. No participant shall be eligible to receive Incentive Awards under the Plan which in the aggregate constitute more than 25% of the total Incentive Awards granted under the Plan.

     11.5 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     11.6 NO RIGHT TO EMPLOYMENT. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

     11.7 GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

     11.8 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall



                       15
not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.


                                SECTION 12

                         TERMINATION AND AMENDMENT

          The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that without stockholder approval no such amendment may:
(a) materially increase either the benefits to Participants under the Plan or the number of shares that may be issued under the Plan; (b) materially modify the eligibility requirements; (c) modify the formula grant provisions of subsection 5.5 with respect to nonemployee directors more than once in any six month period, or (d) impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award. No termination, amendment, or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.


                                SECTION 13

                  EFFECTIVE DATE AND DURATION OF THE PLAN

          This Plan shall take effect upon approval by the shareholders at the 1995 Annual Meeting of Shareholders or any adjournment thereof or at a Special Meeting of Shareholders. Unless earlier terminated by the Board of Directors, the Plan shall terminate on November 20, 2005. No Incentive Award shall be granted under the Plan after such date.
















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